Report of Independent Accountants

To the Trustees and Shareholders
of Janus Investment Fund

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Janus Small Cap Value Fund, (formerly Berger Small Cap Value Fund, the sole fund constituting Berger Omni Investment Trust) and Janus Mid Cap Value Fund, (formerly Berger Mid Cap Value Fund, one of the funds constituting Berger Investment Portfolio Trust), two of the portfolios constituting Janus Investment Fund (hereafter referred to as the "Funds") at April 30, 2003, the results of their operations, the changes in their net assets and the financial highlights for the periods indicated , in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 2003 by correspondence with the custodian and the application of alternative auditing procedures where securities purchased had not been received , provide a reasonable basis for the opinion expressed above.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
June 6, 2003